Exhibit 99.1
August 31, 2011
Contact:
Suzanne Harris
(317) 261-9601
SHarris@NBofI.com
INDIANAPOLIS, IND — Following an impressive banking career spanning more than 45 years, Philip B. Roby has announced his upcoming retirement from The National Bank of Indianapolis. Phil, who has served as Executive Vice President and Chief Operating Officer since the Bank was formed in 1993, will retire effective December 31, 2011.
With Phil’s retirement, Mark L. Bruin will be promoted to Executive Vice President and Chief Banking Officer/Chief Lending Officer.
Phil’s impact on The National Bank of Indianapolis began even before the Bank began opening accounts, serving clients, and supporting the community. In the days leading up to the opening of the Bank, Phil and Morris L. Maurer, President and Chief Executive Officer for The National Bank of Indianapolis, worked side by side to hire staff, contact investors, design products, write policies, prepare a strategic plan, form a Board of Directors, and even name the Bank. During the ensuing 18 years, Phil has had a significant impact on the organization, its clients, and the community at large. From its initial formation as a new bank in 1993, Phil has helped lead The National Bank of Indianapolis to great success. The National Bank of Indianapolis has grown from its initial position as the smallest bank in Indiana to its current place as the ninth largest Indiana bank, based upon asset size, in the entire State and the largest local bank in greater Indianapolis as of June 30, 2011. The initial founding group of 18 employees now exceeds 280.
As Chief Lending Officer, Phil has built a loan portfolio of more than $900 million that has withstood a global financial crisis and a worldwide recession, while simultaneously helping local businesses and citizens grow and prosper. As of June 30, in large part due to Phil’s leadership, The National Bank of Indianapolis ranks in the top 500 banks nationally based on asset size, with 12 banking center locations and a stock price that has appreciated more than 300% from our initial stock offering for our base of 600+ local shareholders.
Phil has set the example for superior service to clients and leadership in the community. While his daily presence will be missed within the organization, his contributions will be heralded for years to come.

“These past 18 years have exceeded my wildest expectations,” said Phil. “When you can do what you love and love what you do and see results more than you could have imagined, how could anyone ask for a greater experience. I will miss everyone, but know that the organization is very strong, and the future for the Bank is greater than it has ever been.”
Phil is a 46 year veteran of the banking industry. He began his banking career at Indiana National Bank in 1965. After completing the Management Training Program, he worked as a Commercial Lending Officer and Correspondent Banking Officer. In 1973, he was named Manager of the Commercial Credit Department, with responsibility for the Commercial Credit Training Program in Commercial Loan Analysis. Two years later, he became President of two real estate subsidiaries of the parent holding company, INB Financial Corporation.
From 1978 to 1990, Phil held the position of Senior Vice President and Division Head of the Metropolitan Division, responsible for a $500 million commercial loan portfolio in a four-state area. In 1990, he became President of INB Banking Company, Northeast, a banking affiliate of INB Financial Corporation, located in Fort Wayne, Indiana. Following the INB merger with NBD Bancorp, Phil was elected Executive Vice President and Senior Commercial Lending Officer for the Northeast Region, and was also named one of eight members of the Senior Indiana Loan Committee of NBD Indiana, Inc. In 1993, he left NBD to join Morrie in the formation of The National Bank of Indianapolis.
Phil comes from a long line of banking professionals. His father spent nearly 50 years with the Anderson Banking Company, retiring as its Chairman, President and Chief Executive Officer. He is a graduate of Indiana University, where he earned a Bachelor of Science Degree in Finance, and is also a graduate of the University of Wisconsin Graduate School of Banking.
“Phil Roby is the consummate corporate banker,” said Morrie Maurer, President and Chief Executive Officer. “He grew up in an era where bankers provided old-fashioned personal service to their customers. He understands the power of strong relationships and community service. Phil is a great corporate banker through and through.
Both of us saw the demise of the “big 3” local banks in Indianapolis and the void that it left. We shared a vision of creating a locally-owned national bank with high levels of personal service that would fill the void in greater Indianapolis.
From the start of The National Bank of Indianapolis, we worked side-by-side to create what has become the largest local bank in greater Indianapolis. Not only was Phil instrumental in the founding of the Bank, but as Chief Operating Officer, he has been a huge factor in its continued growth and success.
Phil’s accomplishments over the course of his distinguished career will long be remembered as a major force behind The National Bank of Indianapolis.”

Mark Bruin joined The National Bank of Indianapolis in 2001 as Senior Vice President and Division Head of Corporate Banking and Treasury Management. In 2006, Bruin was promoted to Senior Vice President and Chief Client Officer, with responsibility for Corporate Banking, Private Banking, Nonprofit Services, Residential Mortgage, Treasury Management, Credit Card Services, and Loan Documentation. Bruin, who started his banking career at Comerica Bank in Detroit, Michigan in 1981, spent more than fifteen years at Indiana National Bank and its successor banks, NBD and Bank One. He was First Vice President and Middle Market Manager when he left Bank One in 2001. Mark earned both a Bachelor of Science in Management and an MBA from Indiana University.
About The National Bank of Indianapolis
Chartered in 1993, and founded on the principles of superior service, local ownership and community involvement, The National Bank of Indianapolis is the largest locally owned national bank in the metropolitan Indianapolis market. In less than 18 years, it has grown to be the 9th largest Indiana bank in the state, with assets in excess of $1.4 billion. The National Bank of Indianapolis offers a full array of products and services, with many designed specifically to address the unique needs of small to mid-sized businesses, nonprofit organizations, and individuals who seek highly personalized banking services.
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward- looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.